Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-134884) pertaining to the Triad Guaranty Inc. 401(k) Profit-Sharing Plan of our report dated June 22, 2006, with respect to the financial statements and schedule of the Triad Guaranty Inc. 401(k) Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.




                                                   /s/ Ernst & Young, LLP
                                                   ----------------------

Greensboro, North Carolina
June 22, 2006